Exhibit 99.1

Applied DNA Sciences Reports
Fourth Consecutive Quarter of Record Revenues

Quarterly Revenue Up 76% Sequentially; Annual Revenue Three-fold Prior Year;

Reports First-Time Positive Adjusted Quarterly EBITDA

Company To Hold Conference Call and Webcast Tomorrow,
Tuesday, December 15, 2015 at 8:30 AM EST.

STONY BROOK, N.Y. December14, 2015.Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA”) (Twitter: @APDN), a provider of DNA-based supply-chain, anti-counterfeiting and anti-theft technology, product genotyping and product authentication solutions, announced financial results for the full fiscal year and quarter ended September 30, 2015.

Dr. James A. Hayward, President and Chief Executive Officer, stated, “We are proud to report our fourth consecutive quarter of record revenues and, for the first time in the company’s history, positive adjusted quarterly EBITDA. Our performance reflects the continued deployment of our botanical DNA-based solutions to secure global supply chains, coupled with the continued disciplined management of operating expenses. In particular, fourth quarter revenues reflect the provision of SigNature® DNA adequate to mark an increment of 70 million pounds of Pima and Upland cotton, a quantity indicative of a commercial-scale deployment, as well as revenues from two non-recurring government contracts. We believe that our penetration of the textile industry is very much in its infancy.”

Fourth Quarter Financial Highlights:

•	Revenues increased 517% for the fourth quarter of fiscal 2015 to a record $4.0 million, compared with $646 thousand reported in the fourth quarter of fiscal 2014, and a 76% increase from the $2.3 million reported in the third fiscal quarter ended June 30, 2015. This increase in revenues resulted primarily from sales to the textile industry for the securing of global cotton supply chains, revenues from two non-recurring government commercialization contract awards and sales of polymerase chain reaction-generated (PCR) DNA to a global diagnostics company.
•	Total operating expenses were $4.5 million, compared with $3.5 million in the prior year’s quarter, an increase of approximately $979 thousand or 28%. The increase in year-over-year total operating expenses is primarily attributable to an increase in research and development expense of approximately $458 thousand as well as an increase in payroll expenses of approximately $486 thousand and in stock-based compensation expense of $247 thousand, offset by decreases in consulting and investor relation expenses.
•	Net loss for the quarter ended September 30, 2015 was $496 thousand, or $0.02 per share, compared with a net loss of $2.1 million, or $0.15 per share for the quarter ended September 30, 2014 and a net loss of $1.7 million, or $0.08 per share for the quarter ended June 30, 2015.
•	Excluding non-cash expenses, Adjusted EBITDA for the quarter ended September 30, 2015 was positive $213 thousand compared to a negative Adjusted EBITDA of $2.4 million for the same quarter last year and a negative Adjusted EBITDA of $478 thousand in the prior fiscal quarter. The improvement in Adjusted EBITDA is primarily related to the increased revenues achieved for the quarter ended September 30, 2015. See below for information regarding non-GAAP measures.

Recent Highlights:

•	Applied DNA Sciences completed the validation of a Pima cotton supply chain, from the fibers to finished sheets, for a major U.S. retailer. Marking of the fibers with SigNature T DNA took place at a California gin after the company installed a patent-pending DNA transfer device that ensures reliable marking throughout the ginning process at full operational scale. Procedures were implemented to prevent contamination with less-expensive Upland fibers through every step in the supply chain, complemented by inspection and frequent sampling to verify genotypes and the presence of SigNature T DNA. During this ginning season, the deployment was expanded to three additional gins and to the marking of Upland cotton. Applied DNA Sciences shipped SigNature T DNA adequate to tag 100 million pounds of cotton (Pima and Upland) in total during fiscal 2015.
•	Applied DNA Sciences announced a technology partnership with Techmer PM that applies DNA tagging to master batches for synthetic fiber applications. The partnership reflects Applied DNA Sciences’ strategy to replicate its business model in the cotton industry for application to the synthetic textiles market.
•	The company acquired substantially all of the assets of privately held Vandalia Research, Inc. for $1.5 million in cash. Vandalia, which enables the large-scale production of specific DNA sequences using PCR, is an opportune acquisition supporting the conversion of pilot projects to commercial-scale deployments. The acquisition also provides Applied DNA Sciences with established supply relationships across key companies in the biotechnology, pharmaceutical and diagnostic markets. On November 2, Applied DNA Sciences announced its first diagnostic DNA orders resulting from the acquisition and totaling over $400,000.
•	The company signed a five-year exclusivity agreement with Patronus Systems Ltd. under which Applied DNA Sciences will supply its SigNature DNA for use with Patronus’ new bonding agent for the cash handling industry. On December 2, Applied DNA Sciences demonstrated Patronus’ ARCIS ATM cash protection system that utilizes SigNature DNA at the Transport Security Expo in London. Patronus has made payments to Applied DNA Sciences for the first year of 5 years of exclusivity and provides its share of associated product development costs.
•	The company entered into a two-year contract with a fifth U.S. government agency and, subsequent to the close of the quarter, was also awarded a contract extension by the U. S. Defense Logistics Agency for DNA-marking with SigNature DNA.
•	On November 25, the company closed on a Registered Direct public offering of 2.5 million shares at $3.49 per share and the concurrent private placement of 1.25 million warrants at $0.01 per warrant for gross proceeds of approximately $8.75 million, before deducting the placement agent's fees and other offering expenses. The company intends to use the proceeds for general corporate purposes and working capital, as well as to invest in growth opportunities today to drive growth in 2016 and beyond.

Dr. Hayward continued, “Fiscal 2015 signaled Applied DNA Sciences’ transition from a development-stage company to a commercial operating company and, by every measure– operationally, financially, strategically –the year was a tremendous success. Additional relationships within our government vertical, the supply of bulk DNA and new partnerships in the textile industry served as catalysts for substantial revenue growth over the prior year. Reflective of our improved financial performance, we uplisted to the NASDAQ Stock Market to raise our visibility to the investment community and accessed the capital markets to further fuel our growth. Our efforts have culminated in an increase in revenue to three-fold the prior year, and the recent acquisition of Vandalia assets that not only provides us entrée to new markets for our solutions, but also gives us additional capability to scale our solutions to meet the requirements of current and future markets.”

Financial Highlights for Fiscal 2015:

•	The company reported fiscal 2015 revenues of $9.0 million, an increase of 231%, as compared to $2.7 million in the prior year. The increase to three-fold year-over-year revenue was driven by the successful commercialization of pilot projects across the company’s textile vertical as well as revenues from two government contracts and an initial order for DNA manufacturing for the diagnostic market.
•	Total operating expenses were $16.9 million, compared with $15.0 million in the prior year, an increase of approximately $1.9 million or 12%. The increase in year-over-year total operating expenses is primarily attributable to an increase in SG&A expenses of non-cash stock-based compensation expense of approximately $2.0 million as well as an increase in payroll expense of approximately $690 thousand and approximately $335 thousand in research and development, offset primarily by decreases in legal $770 thousand and consulting expenses of approximately $640 thousand.

•	Net loss for fiscal 2015 was $11.9 million, or $0.63 per share, compared with a net loss of $13.1 million, or $ 0.97 per share, in the prior year.
•	Excluding non-cash expenses, Adjusted EBITDA for fiscal 2015 was negative $3.2 million, as compared to a negative Adjusted EBITDA of $9.3 million in the prior year. The improvement in Adjusted EBITDA is primarily related to the increase in revenues achieved and a decrease in cash operating expenses. See below for information regarding non-GAAP measures.

Dr. Hayward concluded, “Fiscal 2016 presents an opportunity for continued strong growth as the maturation of existing pilot projects become new drivers of revenue and as we further expand our penetration of our existing industry verticals. Our success in validating cotton supply chains, which are dispersed over large geographies and notoriously complex, sets the precedent for our deployment in other verticals from plastics to pharmaceutics. Our cotton initiative helped the company mature from providing a DNA product to evolving procedures and systems that complete the supply-chain ecosystem. We also expect to begin deployment of our On-Site DNA Authentication program for cotton, which should serve to mitigate the impact of cotton’s seasonality on our business.Subsequent to the close of the year, we undertook a capital raise that further strengthened our balance sheet,giving us the flexibility to pursue a broader range of growth opportunities. Given these and other initiatives, we expect further revenue growth in FY 2016.With an unmatched portfolio of DNAintellectual property and the ability to produce DNA at scale, growing adoption of our solutions by markets with substantial dollar-value opportunities and the financial resources with which to pursue them, we believe Applied DNA Sciences is excellently positioned to succeed.”

Fiscal Fourth Quarter 2015 Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal fourth quarter and year-end 2015 results on Tuesday, December 15, 2015 at 8:30 AM EST.To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

Reserve your conference call seat now at: http://dpregister.com/10077197. Conference call dial-in information will be provided upon completion of the registration process.

Live webcast: http://services.choruscall.com/links/apdn151215

Replay (available 1 hour following the conclusion of the live call):

•	Participant Toll Free: 877-344-7529

•	Participant Toll: 412-317-0088

•	Participant Passcode: 10077197

•	Webcast replay: http://services.choruscall.com/links/apdn151215

For those investors unable to attend the live call, a copy of the presentation is expected to be posted by end of business on December 15, 2015 and available under the “Investor Information” tab of the company’s web site.

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared is presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) change in fair value of warrant liability, (ii) the loss on conversion of promissory notes, (iii) stock-based compensation and (iv) other non-cash expenses.

About Applied DNA Sciences

We make life real and safe by providing botanical-DNA based security and authentication solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. SigNature® DNA describes the platform ingredient that is at the heart of all of our security and authentication solutions. SigNature DNA is at the core of a family of uncopyable products such as DNAnet®, our anti-theft product, SigNature® T, targeted toward textiles, and digitalDNA®, providing powerful track and trace. All provide a forensic chain of evidence and can be used to prosecute perpetrators. We are also engaged in the large-scale production of specific DNA sequences using the polymerase chain reaction.

Applied DNA Sciences common stock is listed on NASDAQ under the symbol APDN, and its warrants are listed under the symbol APDNW.

Forward Looking Statements

The statements made by APDN in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 14, 2015, which are available at www.sec.gov. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

investor contact:Debbie Bailey, 631-240-8817, debbie.bailey@adnas.com

Sanjay M. Hurry, 212-838-3777, LHA, shurry@lhai.com

mediacontact: Susan Forman, Dian Griesel Int’l., 212-825-3210,sforman@dgicomm.com web: www.adnas.com

twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2015	September 30, 2014

ASSETS
Current assets:
Cash and cash equivalents	$7,312,184	$1,393,132
Accounts receivable, net of allowance of $7,140 and $9,634 at September 30, 2015 and 2014, respectively	3,929,517	834,818
Prepaid expenses and other current assets	293,351	135,365
Total current assets	11,535,052	2,363,315

Property, plant and equipment, net of accumulated depreciation of $852,867 and $759,087 at September 30, 2015 and 2014, respectively	572,107	576,128

Other assets:
Long term accounts receivable	1,500,000	—
Deposits	62,988	57,638
Deferred offering costs	—	181,104
Goodwill	285,386	—

Intangible assets, net of accumulated amortization of $238,638 and $141,478 at September 30, 2015 and September 30, 2014, respectively	1,598,779	327,872

Total Assets	$15,554,312	$3,506,057

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities, including related party accrued interest of $6,597 at September 30, 2014	$2,385,006	$1,494,759
Promissory notes payable, including $1,000,000 with a related party at September 30, 2014	—	1,800,000
Deferred revenue	282,050	583,362
Total current liabilities	2,667,056	3,878,121

Long term accounts payable	320,400	—
Warrant liability	—	1,096,412

Total liabilities	2,987,456	4,974,533

Commitments and contingencies

Stockholders’ Equity (Deficit)
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of September 30, 2015 and 2014	—	—
Series A Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of September 30, 2015 and 2014	—	—
Series B Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of September 30, 2015 and 2014	—	—
Common stock, par value $0.001 per share; 500,000,000 and 1,350,000,000 shares authorized; 21,504,578 and 13,935,954 shares issued and outstanding as of September 30, 2015 and 2014, respectively	21,505	13,937
Additional paid in capital	224,186,760	198,277,859
Accumulated deficit	(211,641,409)	(199,760,272)
Total stockholders’ equity (deficit)	12,566,856	(1,468,476)

Total Liabilities and Stockholders’ Equity (Deficit)	$15,554,312	$3,506,057

APPLIED DNA SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)	(unaudited)
Revenues	$3,980,265	$645,526	$9,008,499	$2,721,224

Operating expenses:
Selling, general and administrative	3,658,046	3,157,349	14,736,451	13,249,753
Research and development	673,637	215,333	1,635,381	1,300,750
Depreciation and amortization	136,496	116,813	490,641	442,262

Total operating expenses	4,468,179	3,489,495	16,862,473	14,992,765

LOSS FROM OPERATIONS	(487,914)	(2,843,969)	(7,853,974)	(12,271,541)

Other income (expense):
Interest income (expense), net	3,340	(11,812)	(23,468)	(11,029)
Other (expense) income, net	(11,460)	(5,047)	(28,313)	123,914
Loss on conversion of promissory notes	-	-	(980,842)	-
Gain (loss) on change in fair value of warrant liability	-	755,311	(2,994,540)	(908,005)

Loss before provision for income taxes	(496,034)	(2,105,517)	(11,881,137)	(13,066,661)

Provision for income taxes	-	-	-	-

NET LOSS	$(496,034)	$(2,105,517)	$(11,881,137)	$(13,066,661)

Net loss per share-basic and diluted	$(0.02)	$(0.15)	$(0.63)	$(0.97)

Weighted average shares outstanding-
Basic and diluted	21,483,946	13,856,703	18,938,283	13,515,518

APPLIED DNA SCIENCES, INC.
CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014

Net Loss	$(496,034)	$(2,105,517)	$(11,881,137)	$(13,066,661)

Operating expenses:
Interest (income) expense, net	(3,340)	11,812	23,468	11,029
Depreciation and amortization	136,496	116,813	490,641	442,262
(Gain) loss on change in fair value of warrant liability	—	(755,311)	2,994,540	908,005
Stock based compensation expense	562,933	315,505	4,158,564	2,370,842
Loss on conversion of promissory notes	—	—	980,842	—
Bad debt expense	13,246	2,877	34,996	19,755

Total non-cash items	709,335	(308,304)	8,683,051	3,751,893

Consolidated Adjusted EBITDA (loss)	213,301	(2,413,821)	(3,198,086)	(9,314,768)